EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates Series DBUBS 2011-LC3 Mortgage Trust (the "Trust")

  I, Helaine M. Kaplan, of Deutsche Mortgage & Asset Receiving Corporation, the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of periods covered by this report on Form 10-K of the Trust (the Exchange Act Periodic Reports);

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Report, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, N.A., as Primary Servicer, CoreLogic Commercial Real Estate Services, Inc, as Servicing Function Participant, Midland Loan Services,
     a Division of PNC Bank, National Association, as Pooled Special Servicer, National Tax Search, LLC, as Servicing Function Participant, TriMont Real Estate Advisors, Inc., as Operating Advisor, Wells Fargo Bank, N.A., as Master Servicer, Wells Fargo Bank, N.A., as Special Servicer for the Providence Place Mall Loan, Wells Fargo Bank, N.A., as Certificate Administrator and Wells Fargo Bank, N.A., as Custodian.

    Dated:   March 29, 2013


    /s/ Helaine M. Kaplan
    Signature

    President
    (senior officer in charge of securitization of the depositor)